UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

                             Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      January 28, 2004

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida

(Address of principal executive offices)

32224

(Zip Code)

(904) 398-9400

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 12.  Results of Operations and Financial Condition

On January 28, 2004, Landstar System, Inc. issued a press release announcing results for the full year and fourth quarter of fiscal 2003.  A copy of the press release is attached hereto as Exhibit 99.1.

In the press release attached hereto as Exhibit 99.1, Landstar provided the following non-GAAP financial measures: (1) earnings per diluted share before costs related to settlement of one lawsuit, (2) net income excluding costs relating to settlement of this lawsuit and (3) operating margin excluding costs relating to settlement of this lawsuit.  The non-GAAP financial information presented in the attached press release should be considered in addition to, and not as a substitute for, the corresponding GAAP financial information also presented in the attached press release.

Management believes that it is appropriate to present this non-GAAP financial information for the following reasons: (1) the circumstances relating to this lawsuit are unusual and unique and thus are not likely to recur as a part of Landstar’s normal operations, (2) disclosure of the impact of these costs on earnings per diluted share, net income and operating margin will allow investors to better understand the underlying trends in Landstar’s financial condition and results of operation, (3) this information will facilitate comparisons by investors of Landstar’s results as compared to the results of peer companies and (4) management considers this non-GAAP financial information in its decision making.

The information furnished under Item 12 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed  “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: January 28, 2004	/s/ Robert C. LaRose
Robert C. LaRose
Vice President, Chief Financial
Officer and Secretary

RCL/sm